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                            STOCK PURCHASE AGREEMENT

     THIS AGREEMENT ("Agreement"), dated the 13th day of February, 1997, by and between CRYSTEK ACQUISITION CORPORATION, a Florida corporation ("Buyer"); and WHITEHALL CORPORATION, a Delaware corporation ("Seller").

                                   WITNESSETH:

     WHEREAS, Seller is the holder of all the issued and outstanding shares of capital stock of Crystek Crystals Corporation, a Florida corporation ("Crystek"), which is engaged in the business of manufacture, distribution and sale of crystals and crystal oscillators;

     WHEREAS, Buyer wishes to acquire from Seller and Seller wishes to convey to Buyer, all of the shares of Crystek, all upon the terms and conditions as hereinafter set forth;

     NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements herein contained, the parties hereto agree as follows:

                                  ARTICLE 1

                                 DEFINITIONS

     For the purpose of this Agreement, the following terms shall have the following meanings unless the context clearly requires otherwise.

     "Assets" shall mean the assets owned by Crystek.

     "Business" shall mean the business of manufacture, distribution and sale of crystals and crystal oscillators as it is conducted by Crystek on the date of this Agreement.





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     "Closing" shall mean the closing referred to in Section 2.03 of this
Agreement.

     "Closing Date" shall mean the date on which the Closing occurs.

     "Interest" shall mean interest on the principal stated at the rate of 10% per annum, based upon a 360-day year, accruing from the Closing Date to the date of payment.

     "Real Property" shall mean the real property known as and by the street address 2351 and 2371 Crystal Drive, Fort Myers, FL 33907 and the improvements, structures and betterments thereon situate as more specifically described in
SCHEDULE 001 annexed hereto and made a part hereof.

     "Shares" shall mean all of the issued and outstanding shares of capital stock of Crystek as of the Closing Date, being 1,000 shares of common stock.

     "Total Consideration" shall mean the aggregate of the cash and promissory note hereinafter described constituting the purchase price paid by Buyer to Seller in connection with the acquisition by Buyer of the Shares.

                                    ARTICLE 2

                                PURCHASE AND SALE

     2.01 Purchase and Sale. Subject to the terms and conditions of this Agreement, at the Closing, Seller shall sell, transfer, convey and assign to Buyer, and Buyer shall purchase and acquire, all of Seller's right, title and interest in and to the Shares. The sale, assignment, conveyance and transfer of the Shares to Buyer, as herein provided, shall be effected by Seller's execution and delivery of all share certificates representing the Shares, duly endorsed to Buyer




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or accompanied by appropriate instruments of transfer, which shall vest in Buyer all right, title and interest in and to the Shares.

     2.02 Consideration.

          (a) Subject to the terms and conditions of this Agreement, in reliance on the representations, warranties and agreements of Seller, contained herein, the consideration to be delivered by Buyer for the sale, transfer, conveyance and assignment referred to in Section 2.01 hereof shall be TWO MILLION SEVEN HUNDRED FOURTEEN THOUSAND THREE HUNDRED TEN and 00/100 Dollars ($2,714,310) payable as follows:

              (i) TWO MILLION THREE HUNDRED THOUSAND and 00/100 Dollars ($2,300,000) to Seller at the time of Closing, in immediately available funds; and

              (ii) Four Hundred Fourteen Thousand Three Hundred Ten Dollars ($414,310.00) plus Interest to Seller by promissory note ("Note") in the form and substance as set forth in Exhibit A hereto, which shall be executed by Buyer and delivered to Seller at Closing.

          (b) The parties recognize that the transaction described herein is a purchase of stock of Crystek, with the result that Crystek shall continue to be legally responsible for all of its liabilities. Seller agrees, however, to cause Crystek to satisfy and discharge all of its liabilities prior to the Closing Date, with the exception of those items listed on Schedule 2.02 and the normal trade payables existing on the Closing Date which are payable within Crystek's customary credit terms (all such liabilities and payables, collectively, the "Normal Trade Payables"). Any liabilities of Crystek other than the Normal Trade Payables existing or accrued as of the Closing Date, whether absolute or contingent, shall be satisfied and paid by Seller, or




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if paid by Crystek, shall be promptly reimbursed by Seller to Crystek, including, without limitation, the following:

              (i) Crystek's legal, accounting or other fees or expenses arising out of the transactions contemplated by this Agreement, including, without limitation, the cost of preparation of tax returns of Crystek for the tax year ending December 31, 1996;

              (ii) all liabilities and other obligations accruing on or after the Closing Date under any leases, contracts, agreements or other arrangements of Crystek existing on the Closing Date which are of a nature required to be listed on SCHEDULE 4.07 hereto but are not listed or which are not expressly assigned to and assumed by Buyer;

              (iii) with respect to any federal income or excess profits taxes or state or local income, sales, use, excise or franchise taxes, together with any interest and penalties thereon, arising out of or attributable to the conduct of the Business of Crystek prior to January 1, 1997 (any such taxes applicable to the period after January 1, 1997 shall be borne by Crystek notwithstanding any provision of this Section 2.02 to the contrary);

              (iv) with respect to any litigation or other legal proceeding arising out of or attributable to the conduct of the Business of Crystek prior to the Closing Date (whether or not referred to in Schedule 4.13);

              (v) with respect to any federal income or capital gains taxes or state or local income, franchise, transfer or sales taxes arising by virtue of the transactions contemplated by this Agreement;




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              (vi) any tort, crime or workmen's compensation claim or any other claim based on any acts, omissions or facts occurring prior to the Closing Date (however, nothing in this clause shall be deemed to create or imply the creation of any tort, crime, or workmen's compensation liability or other liability to any third party on the part of Crystek); and

              (vii) with respect to any employment or consulting agreements and arrangements made by Crystek prior to the Closing, except as described in
Section 7.01(f).

     2.03 INTENTIONALLY OMITTED

     2.04 Closing. Subject to the provisions of Article 7 hereof, the Closing of the transactions contemplated hereby shall take place at such place and on such date as the parties shall agree; provided, however, that either party shall have the right to terminate this Agreement on notice to the other if the Closing does not occur on or before February 28, 1997.

     2.05 Deliveries at the Closing.

          (a) At the Closing, Seller shall deliver to Buyer: (i) executed share certificates and transfer powers provided for in Section 2.01 hereof, with evidence of payment of any and all documentary stamps; (ii) the certificates, and consents referred to in Section 7.01 hereof; (iii) physical access to and control over the Real Property (including appropriate transfer documents, with payment of all transfer taxes) and the Assets, (iv) the books, records and seals of Crystek, and (v) all such other documents and instruments required by this Agreement.

          (b) At the Closing, Buyer will deliver to Seller: (i) the Total Consideration; (ii) the certificates, certified resolutions and consents referred to in Section 7.02 hereof; and (iii) all such other documents and instruments required by this Agreement.




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     2.06 Further Assurances. After the Closing, Seller and Buyer shall from time to time, at the request of either party and without further cost or expense to either party, execute and deliver such other instruments of transfer and take such other actions as Buyer or Seller may reasonably request, in order to more effectively consummate the transactions contemplated hereby and to vest in Buyer good and marketable title to the Shares.

     2.07 Apportionment of Certain Costs. There shall be appropriately apportioned between Buyer and Seller, as of the close of business on the Closing Date, the following items: in respect of the Real Property, all items customarily apportioned when real property is transferred, including, but not limited to, property taxes and utility charges; license payments and fees; fuel; and personal property taxes and, in respect of employees of the Business, all accruals for vacation and benefits. In addition, at the time of Closing, Seller shall pay to Buyer one half (1/2) the cost of title insurance with respect to the Real Property, at the values therefor set forth in Schedule 2.08.

     2.08 Section 338 Election. The parties acknowledge that Buyer intends to file an election pursuant to Section 338(h)(10) of the Internal Revenue Code of 1986 to recognize gain with respect to the transaction described herein, and Seller agrees to join with Buyer in executing such forms as are required in order to make such election. For these purposes, the parties further agree to the allocation of the Total Consideration among the assets of Crystek as set forth on Schedule 2.08 hereto.






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                                    ARTICLE 3

                     REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer represents and warrants to Seller as follows:

     3.01 Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida.

     3.02 Authority; Consents and Approvals; No Violation. Buyer has full corporate power and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby, and after consummation to own its properties and to conduct its business. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the Board of Directors of Buyer and no other corporate proceedings on the part of Buyer are necessary to authorize this Agreement or to consummate the transactions contemplated hereby and to perform Buyer's obligations hereunder. This Agreement has been duly and validly executed and delivered by Buyer and this Agreement constitutes a legal, valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms. No filing with any public body or authority is necessary for the consummation by Buyer of the transactions contemplated by this Agreement. Subject to compliance with any requirements so disclosed, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not: (i) violate any provision of the Certificate of Incorporation or By-laws of Buyer, or any statute, rule, regulation, order, judgment or decree of any public body or authority by which Buyer or any of its properties is bound; or (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, any license, franchise, permit, indenture, agreement or other instrument to which Buyer is a party or by which it or any of its properties is bound.

     3.03 Purchase for Investment. Buyer is acquiring the Shares for its own account and not with a view to, or for sale in connection with, the "distribution" (as such term is used in Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act")) of any of the Shares in violation of the Securities Act.




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                                    ARTICLE 4

                    REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller represents and warrants to Buyer the following:

     4.01 Organization. Crystek is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has the requisite corporate power and authority to own or lease its properties and to conduct its business as now being conducted. Seller knows of no claim by any state or any other jurisdiction to the effect that Crystek is required to qualify or otherwise to be authorized to do business as a foreign corporation therein, in which Crystek has not qualified or obtained such authorization. Seller has heretofore delivered to Buyer accurate and complete copies of the Certificate of Incorporation and By-laws of Crystek as currently in effect.

     4.02 Sole Shareholder of Crystek. Crystek has authorized capital stock consisting of 10,000 shares of common stock, $.01 par value, of which 1,000 shares are issued and outstanding. All of the Shares are duly authorized, validly issued, fully paid and nonassessable. Seller owns all right, title and interest in and to all of the issued and outstanding shares of capital stock of Crystek. There are no outstanding warrants, options, calls, subscriptions, commitments, agreements or other rights to purchase or dispose of any of the stock of Crystek, or other securities which are convertible into stock by Crystek.

     4.03 Subsidiaries, Etc. Crystek does not have any Subsidiary nor own any shares or securities of, nor have any interest in, directly or indirectly, any corporation, partnership, joint venture, trust, association or other enterprise.

     4.04 INTENTIONALLY OMITTED




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     4.05 Title to Assets, Condition, Etc.

          (a) Except for the Real Property, title to which will be held by Crystek at or before Closing, all material properties, assets and rights of the Business conducted by Crystek are listed and identified in Schedule 4.05 hereto (which Schedule may list inventory, intellectual property and contract and leasehold rights of Seller generically). Except as set forth in Schedule 4.05, Crystek is the sole and exclusive legal and equitable owner of all right, title and interest in, and has title to, all such properties, assets and rights, free and clear of any contract of lease, license or sale, any mortgage, security interest, pledge, claim, lien, charge or encumbrance of any kind or nature, direct or indirect, accrued, absolute, contingent or otherwise. Except as set forth in Schedule 4.05, all such properties and assets are owned by Seller and are located on the Real Property.

          (b) The Real Property and the material properties and assets owned or leased by Seller that are tangible: (i) are in operating condition and repair (reasonable wear and tear excepted), (ii) are suitable for the purposes for which they are presently being used; and (iii) constitute all of the tangible properties and assets used in the conduct of the Business (other than the tangible property and assets subject to leases referred to in Section 4.07 below).

          (c) Seller is the owner of and has the unqualified right to sell, assign, and deliver the Shares and, upon consummation of the sale of the Shares as contemplated herein, Buyer will acquire good and valid title to the Shares, free and clear of all liens, security interests, pledges, claims, options, charges and encumbrances, other than the pledge of the Shares to Seller to secure the Note.

     4.06 Real Property. To Seller's knowledge, without investigation, the Real Property and the structures thereon have been constructed in accord with local regulations and have appropriate Certificates of Occupancy or Certificates of Completion for same and their current



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use. Seller has no knowledge and has received no notices of any violations affecting the Real Property, its operation or maintenance. The Real Property has access to public highways and is serviced by public utilities, water and sewer services. There are no tenants of the Real Property other than Crystek and Seller knows of no claims against the Real Property for a possessory interest either directly or by adverse possession or otherwise. All real estate and other taxes in connection with the Real Property which are due and payable are current and paid and shall be current and paid at the Closing Date. Neither the whole nor any portion of the Real Property has been condemned, requisitioned or otherwise taken by any public authority, and no such condemnation, requisition or taking has been threatened in writing to Seller.

     4.07 Contracts, Etc.

          (a) Seller has at or prior to the date hereof furnished to Buyer true, correct and complete copies of all contracts, agreements and other instruments set forth in Schedule 4.07 hereto, which identifies all material contracts, licenses (both domestic and foreign), agreements, leases, indentures, instruments and commitments to which Crystek is a party, or by which it or its properties are bound in connection with its Business and the sale of the Shares as herein contemplated, other than purchase orders. Except as set forth in
Schedule 4.07, to Seller's knowledge all such contracts are valid, binding and enforceable in accordance with their terms and are in full force and effect; neither Crystek nor to Seller's knowledge any other party thereto is in default thereunder; and to Seller's knowledge no event of default has occurred which (whether with or without notice, lapse of time or both) would constitute a default thereunder. Except to the extent indicated in such Schedule, no consent or approval of any party to any such material contract is required in connection with the consummation of the transactions contemplated by this Agreement.

          (b) Except as separately identified in Schedule 4.07, Crystek is not party to any contract, agreement, instrument or commitment: (i) with any dealer, distributor,




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representative or agent; (ii) imposing any obligation or liability on it with respect to the return of inventory or merchandise not in its possession; (iii) involving any debt or obligation for borrowed money or arrangements for the extension of any credit; (iv) involving an outstanding loan to any person; (v) contractually restricting it from carrying on its Business in any part of the world; or (vi) creating any obligations on its part as guarantor, surety or indemnitor with respect to the obligations of others.

     4.08 Intellectual Property. Crystek owns no patents, trademarks, trademark rights, trade names, trade name rights, trade dress, service marks, brand names, copyrights or applications for any of the foregoing, utilized in the Business of Crystek.

     4.09 Employee Agreements and Benefits. Schedule 4.09 contains a true and correct statement of the names, current rates of base compensation and amounts of (or, where no amount is specified, the formula for computing) supplemental or bonus compensation of all employees of Crystek. Except as described in Schedule
4.09 hereto, Crystek has no obligation, and Buyer at Closing will have no obligation, contingent or otherwise, under any employment contract, consulting agreement, or any other similar agreements, employment policies (including vacation and severance pay policies) or retirement or employee benefit plans, arrangements or understandings, written or otherwise, with any officer, director, employee or agent of Crystek. No labor unions are representing or, to Seller's knowledge, attempting to represent employees of Crystek. There are no presently outstanding loans and advances (other than routine travel advances to be repaid or accounted for within 60 days) made by Crystek to any employee or any other individual.

     4.10 Taxes. Crystek has properly and accurately completed and filed all Federal, state, local and foreign tax returns and reports of every nature required to be filed by it and has paid or provided for all taxes (whether or not requiring the filing of returns) to the extent that




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such amounts have become due pursuant to such returns and reports, pursuant to any notice of deficiency or assessment received by Crystek or otherwise. To Seller's knowledge, there are no pending audits relating to, or claims asserted for, taxes, assessments, penalties or interest against Crystek or any audit of any of its returns presently being conducted. Except as set forth in Schedule
4.10 hereto, no Federal and state tax returns of Crystek relating to the last five tax years have been audited by the appropriate taxing authorities. No tax returns of Crystek have been audited by any taxing authority outside of the United States. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return for any period with respect to Crystek. All taxes, imposts, duties and other assessments and levies which Crystek is required by law to withhold or collect have been duly withheld and collected, and have been paid over to the proper governmental authorities or are being properly held by Crystek for such payment.

     4.11 Liabilities. Except as set forth on Schedule 4.11 hereto, Crystek has no outstanding claims against it, liabilities or indebtedness of whatsoever nature, fixed, contingent or otherwise, other than liabilities incurred in the ordinary course of business which are not material.

          4.11.1 Accounts Receivable. Included in this transaction are all accounts receivable of Crystek as of date of Closing. All of the receivables will be good and collectible in full within one hundred twenty (120) days following the Closing Date, and subject to Buyer's compliance with Section 6.07, the amount of any receivables not so collected shall, at that time, be deducted from and credited, dollar-for-dollar against, the principal installments due under the Note, in the order of their maturity dates.

     4.12 Authority; Consents and Approvals; No Violation. Seller has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions





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contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the Executive Committee of the Board of Directors of Seller and no other corporate proceedings including, but not limited to, filing with any State or Federal Regulatory or Securities & Exchange Agency, or any Stock Exchange, on the part of Seller are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Seller and constitutes a legal, valid and binding agreement of Seller, enforceable in accordance with its terms, except as may be limited by bankruptcy, reorganization, fraudulent conveyance, insolvency and similar laws of general application relating to or affecting the enforcement of rights of creditors and subject to general principles of equity. Except as set forth in Schedule 4.12 hereto, no filing with, and no permit, authorization, consent or approval of, any public body or authority, the absence of which would, either individually or in the aggregate, have a material adverse effect on the business, operations or financial condition of the Assets, is necessary for the consummation by Seller of the transactions contemplated by this Agreement. Subject to compliance with any requirements so disclosed, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not: (i) violate any provision of the corporate charter or by-laws of Seller or, to Seller's knowledge, any statute, rule or regulation or (to the extent addressed to and binding on Seller) any order, judgment or decree of any public body or authority by which Seller, or any of its properties is bound; or (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, or give any party with rights thereunder the right to terminate, accelerate, modify or otherwise change the rights of or obligations of Seller under, any license, franchise, permit, indenture, agreement or other instrument to which Seller is a party, or by which it or any of its properties are bound.

     4.13 Legal Proceedings. Except as set forth in Schedule 4.13 hereto, there are no actions, suits, claims, governmental, arbitration or other proceedings or investigations pending




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or, to Seller's knowledge, threatened against or with respect to Crystek, or any of its properties or assets being sold hereunder. There are no judgments, awards, orders or decrees addressed to Crystek outstanding against or relating to the Real Property or the properties, assets or rights of the Business or any segment thereof. Seller has not taken any action or knowingly permitted any action to be taken by others which would prevent or restrict the sale of the Shares hereunder to Buyer.

     4.14 Compliance with Laws.

          (a) Except as set forth in Schedule 4.14 hereto, the Business has been and is now being operated in compliance with all material applicable governmental laws, rules, regulations and ordinances (federal, state, local and foreign). Schedule 4.14 sets forth all the licenses, permits and orders required to conduct the Business, which if not obtained and maintained in full force and effect could materially adversely affect the Business, and all such licenses, permits and orders have been obtained by Crystek, are in full force and effect. In addition, except as set forth in Schedule 4.14, Crystek has not received any written notice, order or directive by any governmental authority or insurance agency to the effect that Crystek failed to comply in any material respect with any law, rule, regulation or ordinance relating to the Business of Crystek or the Real Property, or that a license, permit or order is required to be obtained in connection with the Business.

          (b) Except as disclosed in Schedule 4.14 hereto, (i) the operations of Crystek comply in all material respects with all applicable Federal, state and/or local environmental, health and safety statutes and regulations; (ii) none of the operations of Crystek is subject to any pending judicial or administrative proceeding of which Seller has been given written notice alleging the violation of any Federal, state or local environmental, health or safety statute or regulation; (iii) Crystek has not received written notice that any of the operations of Crystek is the subject of any Federal or state investigation evaluating whether any remedial action is




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needed to respond to a release of any hazardous or toxic waste, substance or constituent, or other substance, into the environment; (iv) Crystek has not disposed of any hazardous waste or substance by placing it in or on the ground of the Real Property, and, to Seller's knowledge, neither has any lessee, prior owner or other person; (v) to Seller's knowledge, no underground storage tanks or surface impoundments are on the Real Property; and (vi) no lien in favor of any governmental authority for (A) any liability under Federal or state environmental laws or regulations, or (B) damages arising from or costs incurred by such governmental authority in response to a release of hazardous or toxic waste, substance or constituent, or other substance, into environment has been filed or attached to the Real Property.

     4.15 Insurance. Schedule 4.15 hereto sets forth a true and correct list of all policies of insurance, including the limits thereof, the premium, therefor and the period each is in effect, owned by Crystek or with Crystek named as an insured party, relating to or providing coverage for the assets of Crystek or the Real Property or any segment thereof.

     4.16 No Adverse Changes. Except as set forth on Schedule 4.16A hereto, since December 31, 1996, Crystek and Seller have conducted the Business only in the ordinary course in accordance with past practices; have preserved for the benefit of Buyer Crystek's net assets as set forth on the Statement of Net Assets attached hereto as Schedule 4.16B, except that Crystek will before Closing distribute to Seller an amount equal to all of its cash on hand in excess of $100,000, minus Crystek's net profits (after accruals for taxes) from and after March 1, 1997, and except for sales of inventory in the ordinary course of business and of equipment and other tangible personal property replaced in the ordinary course of business; have retained for the benefit of Buyer all net income earned by Crystek after December 31, 1996; and, without limiting the generality of the foregoing, there has not occurred or been incurred:




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          (a) any material adverse change in the condition (financial or otherwise), property, assets, liabilities, rights, operations, or business of Crystek;

          (b) any damage, destruction or loss (whether or not covered by insurance) materially adversely affecting Crystek's assets or the Business;

          (c) any payment of bonuses or increase in the wages, salaries or other remuneration of any of the officers or salaried employees of Crystek except in the ordinary course of business;

          (d) any change in the accounting methods or practices followed by Crystek which is in any way material to Crystek's assets or the Business;

          (e) any write-off or reduction in the book value of any of Crystek's properties;

          (f) any sale, lease, transfer or assignment of any material asset (tangible or intangible) of Crystek except for a fair consideration and in the ordinary course of business;

          (g) any waiver of any material rights arising out of the conduct of, or with respect to, the Business or any of Crystek's assets, or any cancellation, settlement or compromise of any material claim or debt due to or owing by Crystek;

          (h) any declaration or distribution of, or commitments for, any cash, stock or other dividend by Crystek or any other payment made to or for the benefit of Seller or any of its affiliates, except as provided at the beginning of this Section 4.16; or




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          (i) any payment or commitments for any payment which in type or amount was not consistent with past practices.

     4.17 INTENTIONALLY OMITTED

     4.18 INTENTIONALLY OMITTED

     4.19 Absence of Certain Payments. Neither Crystek nor any director, officer, authorized agent, or employee, has (i) used any corporate funds for contributions, gifts, entertainment or other expenses relating to political activity in violation of the laws of the United States or any jurisdiction thereof or in violation of the laws of any other jurisdiction, (ii) made any direct or indirect payments to government officials or others from corporate funds, or established or maintained any unrecorded funds in violation of the laws of the United States or any jurisdiction thereof or in violation of the laws of any other jurisdiction, (iii) violated any provisions of the Foreign Corrupt Practices Act of 1977 or any rules or regulations promulgated thereunder, or (iv) violated any Federal antiboycott regulations.

     4.20 ERISA. Crystek is not and has never been a party to any multi-employer plan within the meaning of Section 3(37) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and has no employee benefit plan (whether a pension plan or a welfare plan as defined in Sections 3(1) and 3(2) of ERISA) which will be continuing in full force and effect after the Closing; all such plans of Crystek have been or currently are being terminated. Schedule
4.20 hereto contains a true and correct listing of such plans which are or were subject to the provisions of ERISA. Such plans and all funding mediums related thereto have been administered in all material respects in accordance with their provisions and with applicable law, including ERISA; and with respect to each such plan, all premiums required to be paid to the Pension Benefit Guaranty Corporation, all reports required to be filed with a government agency




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and all summaries and descriptions required to be given to plan participants have been timely paid, filed or furnished. Neither Crystek nor any of its directors, officers or employees have, with respect to such plans, engaged in any "prohibited transaction" (within the meaning of Section 406 of ERISA) for which an individual, class or statutory exemption does not apply or committed any breach of fiduciary responsibility under Section 404 of ERISA. Moreover, no such employee benefit plan has incurred an "accumulated funding deficiency" (within the meaning of Section 302(a)(2) of ERISA); there are no unfunded pension liabilities thereunder; and no "reportable event" within the meaning of
Section 4043 of ERISA (other than the proper termination of such plans referred to above) has occurred with respect to any such plan.

     4.21 INTENTIONALLY OMITTED

                                    ARTICLE 5

                      CONDUCT OF BUSINESS PRIOR TO CLOSING

     5.01 Conduct of Business. During the period from the date of this Agreement to the Closing, Crystek shall conduct its Business in the ordinary course. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, prior to the Closing, Seller shall cause Crystek to not, without the prior written consent of Buyer:

          (a) amend its Certificate of Incorporation or By-laws or similar governing documents;

          (b) (i) create, incur or assume any long-term debt (including obligations in respect of capital leases), or, except in the ordinary course of business under existing lines of credit, create, incur, assume, maintain or permit to exist any short-term debt for money borrowed; (ii) enter into any agreements requiring the maintenance of a specified net worth; (iii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other individual, firm or corporation; or (iv) make any loans, advances (other than in the ordinary course of business) or capital contributions to, or investments in, any other individual, firm or corporation;

          (c) pay or agree to pay any bonuses or make or agree to make any increase in the rate of wages, salaries, or other remuneration of any of its officers or salaried employees;

          (d) sell, transfer, mortgage, or otherwise dispose of, or encumber, or agree to sell, transfer, mortgage or otherwise dispose of or encumber, any properties, real, personal or mixed, except for sales of inventory in the ordinary course of business and replaced equipment; or

          (e) (i) enter into any other material obligation, agreement, commitment or contract, or make any further additions to its property or further purchases of machinery or equipment, except agreements, commitments or contracts for the purchase, sale or lease of goods or services in the ordinary course of business, consistent with past practice and not in excess of current requirements, (ii) modify or change any contract, purchase order, license, agreement, lease or undertaking referred to in Schedule 4.07, or (iii) otherwise make any material change in the conduct of its business or operations, including, without limitation, changing any credit or other policy or practice with respect to sales of inventories or collection of receivables; or

          (f) take or refrain from taking any other action that would make any of the representations and warranties set forth in Article 4 untrue as of the Closing Date.

     5.02 Current Information, During the period from the date of this Agreement to the Closing, Seller will promptly notify Buyer of any governmental or insurance complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or threat (known to Seller or Crystek) of significant litigation, involving Crystek, the Business, or the Real Property, and will keep Buyer fully informed of such matters.

     5.03 Risk of Loss. The risk of loss or damage by fire or other casualty, condemnation or cause to the physical assets of Crystek until the Closing Date shall be upon Crystek and (in the capacity as the shareholder of Crystek only) Seller. In the event that such loss or damage shall not be restored, replaced, or repaired by the Closing Date, Buyer may at its option either (i) defer the Closing Date until such restoration, replacement or repairs are made, or (ii) elect to consummate the Closing and accept the property in its then condition, in which event Seller shall assign to Buyer, to the extent not already held by Crystek, all insurance or condemnation proceeds which Seller has received or to which Seller is entitled as a result of such loss or damage; or (iii) terminate this Agreement. Upon such termination, this Agreement shall be null and void with no further force or effect.

     5.04 Pre-Closing Review. Seller will cooperate with Buyer in Buyer's reasonable examination of the Assets within a reasonable time prior to Closing.

                                    ARTICLE 6

                            COVENANTS OF THE PARTIES

     6.01 Post-Closing Obligations. Buyer will pay all Normal Trade Payables on a timely basis and in the ordinary course of business in accordance with the past practices of the Business.

     6.02 Confidentiality. Each party will hold and will cause its consultants and advisors to hold in strict confidence, unless compelled to disclose (in which case such party will, if possible, notify the other party in advance of such compelled disclosure) by judicial or administrative process or, in the opinion of its counsel, by other requirements of law, all documents and proprietary information concerning another party or the other party furnished to it by such other party or its representatives in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (i) previously known by the party to which it was furnished, (ii) in the public domain through no fault of such party, or
(iii) later lawfully acquired by the party to which it was furnished from other sources) and will not release or disclose such information to any other person, except to the respective auditors, attorneys, financial advisors and the parties hereto.

     6.03 Expenses. Except as otherwise specifically addressed herein, whether or not the transactions contemplated hereunder are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated (including fees of attorneys, accountants and other professional advisors) hereby will be paid by the party incurring such costs and expenses.

     6.04 Additional Agreements. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its best efforts to take, or cause to be taken all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each party to this Agreement shall take all such necessary action.

     6.05 Consents. Buyer and Seller each will use their best efforts to obtain consents of all third parties and governmental authorities necessary for the consummation of the transactions contemplated by this Agreement.

     6.06 Public Announcements. The parties will consult with each other before issuing any press releases or otherwise making any public statements with respect to the transactions contemplated by this Agreement.

     6.07 Collection of Receivables. Buyer shall exert its best efforts to collect the accounts receivable of Crystek existing as of the Closing Date, and shall notify Seller of any such receivables which are still uncollected ninety
(90) days after the Closing Date. The foregoing "best efforts" requirement shall not be interpreted to require the institution of litigation against trade debtors of Crystek.

     6.08 INTENTIONALLY OMITTED

     6.09 Brokerage, Finder's Fee: Each of the parties hereto represent, warrant and acknowledge to the other that each of them have dealt solely with OEM Capital, 406 Harbor Road, Southport, CT as the broker and finder in this transaction and with Allegheny Financial Group, Ltd. ("Allegheny") as the broker for the Buyer in this transaction. Seller agrees to pay such brokerage or finder's fee to OEM Capital and Buyer agrees to pay any such fee to Allegheny, pursuant to separate agreements. Each party shall indemnify and hold the other harmless from the claim of any other party for a brokerage commission or a finder's fee arising out of this transaction due to the acts of the indemnifying party.

     6.10 Remediation of Real Property

          (a) Buyer and Seller agree that a Phase I Environmental Site Assessment of the Real Property has indicated the possible existence of recognized environmental conditions at the Real Property. Promptly after the Closing, Seller will conduct and complete, at its sole cost and expense, such additional environmental investigations, studies, sampling and testing (collectively, the "Investigation") as may be required in order to more accurately determine the existence and extent of any recognized environmental conditions identified in the Phase I Environmental Site Assessment. Upon completion of the Investigation, and unless Seller has and exercises the option to purchase the Real Property pursuant to Section 6.10(b), Seller shall, at its sole cost and expense, and as expeditiously as possible, remedy all recognized environmental conditions identified by the Investigation to the full extent necessary to bring the Real Property into compliance with all applicable federal, state and local environmental laws, regulations, ordinances and other governmental requirements ("Environmental Laws") and in no case requiring a deed restriction on the use of the Real Property (the "Remediation"). Buyer shall have full access to all information pertaining to the Investigation and the Remediation, all of which will be conducted so as to interfere as little as possible with the ongoing operation of the Business.

          (b) Seller shall have the right and option, in its sole discretion, to purchase the Real Property, upon the terms and conditions hereinafter set forth, in lieu of undertaking the remediation. Such option is exercisable by giving notice to Buyer within thirty (30) days after Seller's determination of the estimated cost. Further, in the event the Remediation is not completed to - the extent necessary to bring the Real Property into compliance with Environmental Laws by December 31, 1998, Buyer shall have the right and option, exercisable by giving notice to Seller on or before April 30, 1999, to require Seller to purchase the Real Property upon the terms and conditions hereinafter set forth. The purchase price for the Real Property shall be $300,000. Buyer shall have the right and option to lease the Real Property back from Seller for such term, not exceeding fifteen (15) years, as Buyer may elect. If the lease option is exercised, then at the time of transfer of the Real Property, the parties shall enter into a lease agreement which will provide for rent of $2,500 per month plus the lessee's assumption of all costs and obligations customarily assumed by the lessee of a triple net lease, except that Buyer shall not be obligated to make any structural repairs if the term of the lease is less than five (5) years. The closing of the purchase shall take place within thirty (30) days of the exercise of Buyer's or Seller's option. There shall be appropriately apportioned between Buyer and Seller, as of the close of business on the date of transfer, all items customarily apportioned when real property is transferred, except that Seller shall pay all transfer and recording taxes and fees.

     6.11 Restrictive Covenant. Seller covenants, warrants and agrees that as part of the consideration for the purchase of the Shares herein, Seller and all of the current officers and directors of Crystek, except those that may be employed or affiliated with Buyer, shall not directly or indirectly for a period of five (5) years after the consummation of this transaction in any capacity whatsoever (either as an employee, officer, director, stockholder, proprietor, partner in a joint venture, consultant, or otherwise) engage in any business competitive with the Business as conducted by Crystek at the time of this Agreement, or solicit from any firm, person, or corporation which shall be either a customer or supplier of Crystek any such business or purchase for resale any such equipment, inventory, or supplies that would be competitive with the Business conducted by Crystek as herein above set forth. Seller agrees that Buyer's remedy for enforcing the provisions of this paragraph may be inadequate as a matter of law and hereby consents to injunctive relief within the jurisdictional parameters set forth in this Agreement.

     6.12 Insurance. Seller agrees that it will continue to include Crystek under Seller's existing insurance program to such extent and for such period, not extending beyond April 15,

1997, as Buyer may elect by giving notice to Seller on or prior to the Closing Date, in which case Buyer will reimburse Seller for the portion of Seller's insurance premiums attributable to such continued coverage. As used herein, "insurance program" means Seller's property, casualty, general liability, workers' compensation, and health insurance policies.

                                    ARTICLE 7
                               CLOSING CONDITIONS

     7.01 Conditions to the Obligations of Buyer. The obligations of Buyer to effect the consummation of the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing of the following conditions, any one or more of which may be waived by Buyer and all of which, if not fulfilled before Closing, shall be deemed waived if Buyer closes:

          (a) Seller shall have performed and complied with the agreements contained in this Agreement required to be performed and complied with by it at or prior to the Closing Date and its representations and warranties set forth in this Agreement shall be true and correct in all respects as of the Closing Date (except as otherwise contemplated by this Agreement), and Buyer shall have received a certificate to that effect signed by the president of Seller.

          (b) Buyer shall have received certified copies of the resolutions evidencing the authorization of the Board of Directors of Seller referred to in
Section 4.12 hereof.

          (c) Buyer shall have received certificates from appropriate authorities as to the good standing of, and payment of taxes by, Crystek in the States of Incorporation and any jurisdiction in which Crystek is authorized or qualified to do business.

          (d) Neither Buyer nor Seller shall be subject to any order, decree or injunction of a court or agency claiming competent jurisdiction which questions the validity or legality of the transactions contemplated hereby or the right or ability of any party hereto to consummate such transactions, which would have a material adverse effect on the Business, or which would impose material limitations on the ability of Buyer to exercise full rights of ownership of the Shares and no action, suit, proceeding or investigation shall be pending or threatened which, in the opinion of counsel to Buyer, is reasonably likely to result in any such order, decree or injunction.

          (e) From the execution date hereof to the Closing Date, Crystek shall not have suffered any material adverse change (except any such change which has been clearly disclosed in writing to Buyer and to which Buyer has not objected) in its Assets and liabilities (absolute, accrued, contingent or otherwise).

          (f) Consummation of this transaction is conditioned upon MARK S. STEARNS, an employee of Crystek, entering into an Employment Agreement with Crystek on terms reasonably satisfactory to Buyer. The Seller has been made aware by Buyer that MARK S. STEARNS may also acquire a minority equity position in Crystek.

     7.02 Conditions to the Obligation of Sellers. The obligation of Seller to effect the consummation of the transactions contemplated by this Agreement shall be further subject to the fulfillment at or prior to the Closing Date of the following conditions, any one or more of which may be waived by Seller and all of which, if not fulfilled before Closing, shall be deemed waived if Seller closes:

          (a) Buyer shall have performed and complied with the agreements contained in this Agreement required to be performed and complied with by it at or prior to the Closing

Date and the representations and warranties of Buyer set forth in this Agreement shall be true and correct in all respects as of the Closing Date (except as otherwise contemplated by this Agreement), and Seller shall have received a certificate to that effect signed by the president of Buyer.

          (b) Seller shall have received certified copies of the resolutions evidencing the authorization of the Board of Directors of Buyer referred to in
Section 3.02 hereof. Buyer will furnish Seller with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section 7.02 as Seller may request reasonably in advance of the Closing.

          (c) Seller shall have received certificates from appropriate authorities as to the good standing of, and payment of taxes by, Buyer in the States of Incorporation and any jurisdiction in which Buyer is authorized or qualified to do business.

          (d) Neither Seller nor Buyer shall be subject to any order, decree or injunction of a court or agency claiming competent jurisdiction which questions the validity or legality of the transactions contemplated hereby or the right or ability of any party hereto to consummate such transactions, and no action, suit, proceeding or investigation shall be pending or threatened which, in the opinion of counsel to Seller, is reasonably likely to result in any such order, decree or injunction.

                                    ARTICLE 8

            SURVIVAL OF REPRESENTATIONS, INDEMNIFICATIONS AND SET-OFF

     8.01 Survival of Representations. All representations, warranties, agreements and covenants of Seller and Buyer, made herein shall be deemed to have been material and relied upon by the other party hereto. Such representations, warranties, (and to the extent they clearly survive Closing by their terms) agreements and covenants of both parties shall survive the Closing and shall terminate and be of no further force and effect at 11:59 p.m., Eastern time, on the twenty-fourth month anniversary of the Closing Date, except that the representations and warranties relating to tax matters of Crystek included in Section 4.10 shall survive the Closing and terminate and be of no further force and effect at 11:59 p.m., Eastern time, on the date on which the last statute of limitations under Federal, state or local law expires with respect to the matters addressed therein, and except that the provisions of Section 6.10 shall have no stated termination date. The termination of either party's representations and warranties shall not affect the other party's rights to prosecute to conclusion any claim made on a timely basis prior to such termination.

     8.02 Indemnification by Seller.

          (a) Seller (in this Section "Indemnitor" or "Seller") agrees to indemnify and hold Buyer and each of its respective officers, directors and stockholders (in this Section, "Indemnitee" or "Buyer") harmless from and against any and all liabilities, damages, losses, reasonable costs or expenses (including, without limitation, reasonable attorneys' and accountants' fees and disbursements) whatsoever arising out of or resulting from (i) any breach of warranty or misrepresentation made in this Agreement by Seller, or in any exhibit, schedule or certification furnished pursuant hereto, or the nonperformance of any covenant, or obligation set forth in this Agreement to be performed by Seller, (ii) all liabilities of Crystek other than the Normal Trade Payables, of any nature, fixed or contingent, existing on the Closing Date, whether or not in any Schedule hereto; and (iii) any actions, suits, proceedings, demands, judgments, and reasonable costs and legal and other expenses, incident to any of the foregoing.

          (b) Buyer shall give Seller prompt notice of any action, proceeding, lawsuit of third parties (a "Third Party Claim") as to which Buyer proposes to demand indemnification hereunder. Seller shall forthwith assume the good faith defense of such Third Party Claim at its own expense and may settle such Third Party Claim, but may not, without the consent of Buyer, agree to (i) any injunctive relief affecting Buyer, or (ii) any settlement which would, in the good faith opinion of Buyer, adversely affect the business or operations of Buyer. For purposes hereof, "good faith defense" means legal defense conducted by reputable counsel of good standing selected by Seller with the consent of Buyer, which consent shall not be unreasonably withheld or delayed. If commencement of a legal defense does not occur within ten (10) days (or, if longer, the answer period permitted by applicable law) following receipt of notice of the Third Party Claim from Buyer (or such shorter period, if any, during which a defense must be commenced in order for the defendant to preserve its rights), Buyer may, at its option, settle or defend such claim and the expense of such settlement or defense shall be chargeable to Seller; provided, however, that it may not enter into a settlement providing anything other than the payment of money without the indemnitor's consent, Subject to the other provisions of this Section 8.02, in the event that (x) a judgment or order in favor of such third party is rendered against Buyer, or (y) such Third Party Claim is settled in accordance with this Section, resulting in liability on the part of Buyer, the amount of such liability together with reasonable costs and expenses (including reasonable attorneys' fees), incurred by Buyer shall be paid by Seller. Buyer may offset any such obligation of Seller described in the foregoing sentence from Buyer's Note obligation delivered as part of the consideration herein.

          (c) This Indemnity and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the law of the State of Texas. Any legal action or proceeding with respect to this Indemnity may be brought in the courts of the State of Texas or of the United States of America sitting in Dallas County, Texas and, by execution and delivery of this Agreement, the Indemnitor hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts and hereby waives any right it may have to object to the bringing of any such action or proceeding in the aforesaid courts based on the grounds of forum non conveniens. The Indemnitor further irrevocably consents to the service of process in any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Indemnitor at the address contained herein, such service to become effective twenty (20) days after such mailing. Nothing herein shall affect the right of the Indemnitee to service process in any other manner permitted by law or to commence legal actions or proceedings or otherwise proceed against the Indemnitor in any other jurisdiction.

     8.03 Indemnification by Buyer.

          (a) Buyer (in this Section "Indemnitee" or "Buyer") agrees to indemnify and hold Seller and each of its respective officers, directors and shareholders (in this Section, "Indemnitee" or "Seller") harmless from and against any and all liabilities, damages, losses, reasonable costs or expenses (including, without limitation, reasonable attorneys' and accountants' fees and disbursements) whatsoever arising out of or resulting from (i) any breach of warranty or misrepresentation made in this Agreement by Buyer or in any exhibit, schedule or certification furnished pursuant hereto, or the nonperformance of any covenant or obligation to be performed by Buyer set forth in this Agreement,
(ii) failure of Buyer to timely pay or perform any of the liabilities assumed by it pursuant to this Agreement; and (iii) acts or omissions of Buyer or Crystek in connection with the ownership of the assets of Crystek or in the operation of the Business after the Closing Date (except to the extent that such act or omission of Buyer or Crystek results from a breach by Seller of any of its representations or warranties made herein), (iv) documentary stamp taxes imposed by the State of Florida on the Note, and (v) any actions, suits, proceeding, demands, judgments, reasonable costs and legal and other expenses, incident to any of the foregoing.

          (b) Seller shall give Buyer reasonably prompt notice of any action, proceeding, lawsuit of such Third Party Claim as to which Seller proposes to demand indemnification hereunder. Buyer shall forthwith assume the good faith defense of such Third Party Claim at its own expense and may settle such Third Party Claim, but may not, without the consent of Seller, agree to (i) any injunctive relief affecting Seller, or (ii) any settlement which would, in the good faith opinion of Seller, adversely affect the business or operations of Seller. For purposes hereof, "good faith defense" means legal defense conducted by reputable counsel of good standing selected by Buyer with the consent of Seller, which consent shall not be unreasonably withheld or delayed. If commencement of a legal defense does not occur within ten (10) days (or, if longer, the answer period permitted by applicable law) following receipt of notice of the Third Party Claim from Seller (or such shorter period, if any, during which a defense must be commenced in order for the defendant to preserve its rights), Seller may, at its option, settle or defend such claim and the expense of such settlement or defense shall be chargeable to Buyer; provided, however, that it may not enter into a settlement providing anything other than the payment of money without the indemnitor's consent.

          (c) This Indemnity and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the law of the State of Texas. Any legal action or proceeding with respect to this Indemnity may be brought in the courts of the State of Texas or of the United States of America sitting in Dallas County, Texas and, by execution and delivery of this Agreement, the Indemnitor hereby accepts for itself and respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts and hereby waives any right it may have to object to the bringing of any such action or proceeding in the aforesaid courts based on the grounds of forum non conveniens. The Indemnitor further irrevocably consents to the service of process in any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Indemnitor at the address contained herein, such service to become effective twenty (20) days after such mailing. Nothing herein shall affect the right of the Indemnitee to serve process in any other manner permitted by law or to commence legal actions or proceedings or otherwise proceed against the Indemnitor in any other jurisdiction.

     8.04 Set-Off. Buyer shall have the right to set-off any and all amounts which are then due and owing to Seller under this Agreement dollar for dollar against any and all amounts then due and owing to Buyer by Seller under this Agreement, if and only if, (i) after written notice of intent to set off by Buyer to Seller, Seller agrees to such set off in a written notice delivered to Buyer, or (ii) the amount for which Buyer claims the right to set off is the subject of a final judgment in favor of Buyer and Seller.

                                    ARTICLE 9

                            MISCELLANEOUS PROVISIONS

     9.01 Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified or supplemented only by written agreement of the parties hereto.

     9.02 Waiver of Compliance; Consents. Any failure of Buyer, on the one hand, or Seller, on the other hand, to comply with any obligation, covenant, agreement or condition herein may be waived in writing by the parties, respectively, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition must be in a signed writing to be enforceable and shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure of the same or any other obligation, covenant, agreement or condition. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 9.02.

     9.03 Notices. All notices under the provisions of this Agreement shall be in writing and shall be given by personal delivery, or by Certified Mail, Return Receipt Requested, or by nationally recognized overnight courier, directed to the respective parties as follows, and shall be deemed given when delivered, if personally delivered, or three (3) business days after postmarked, if mailed, or one (1) business day after sending, if sent by courier:

          (a) If to Buyer, to:

                         Crystek Acquisition Corporation
                         c/o Allegheny Financial Group, Ltd.
                         3000 McKnight East Drive
                         Pittsburgh, PA 15237
                         Attention: James J. Browne
                         Telephone No. (412) 367-3880
                         Telefax No. (412) 367-8353

              with copies (which shall not constitute notice) to:

                         Thomas J. Miller, Esq.
                         Houston Harbaugh, P.C.
                         1200 Two Chatham Center
                         Pittsburgh, PA 15219
                         Telephone. No. (412) 288-1847
                         Telefax No. (412) 281-4499

                         Mr. Rodd Holsinger
                         R. C. Holsinger Associates
                         403 McKnight Park Drive
                         Pittsburgh, PA 15237
                         Telephone. No. (412) 364 3300
                         Telefax No. (412) 364 8933

          (b) If to Seller, to:

                         Mr. John H. Wilson, President
                         Whitehall Corporation
                         1500 Three Lincoln Centre
                         Dallas, TX 75240
                         Telephone. No. (214) 788 1313
                         Telefax No. (214) 701 0530

                         Mr. E. Forrest Campbell, III
                         Whitehall Corporation
                         2659 Nova Drive
                         Dallas, TX 75229
                         Telephone. No. (214) 247 8747
                         Telefax No. (214) 247 2024
              with copies (which shall not constitute notice) to:

                         James Adams, Esq.
                         Gardere & Wynne, L.L.P.
                         3000 Thanksgiving Tower
                         1601 Elm Street
                         Dallas, TX 75201
                         Telephone. No. (214) 999 4846
                         Telefax No. (214) 999 4667

                         Mr. Ronald J. Klammer
                         OEM Capital
                         406 Harbor Road
                         P.O. Box 629
                         Southport, CT 06490
                         Telephone. No. (203) 255 4230
                         Telefax No. (203) 259 4041

or at such other address as either party may designate to the other by notice similarly given.

     9.04 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either party without the prior written consent of the other party, nor is this Agreement intended to confer upon any other person except the parties any rights or remedies hereunder.

     9.05 INTENTIONALLY OMITTED.

     9.06 Governing Law. The Agreement shall be governed by the laws of the State of Texas as to all matters, including, but not limited to, matters of validity, construction, effect, performance and remedies, without giving effect to the principles of conflict of laws.

     9.07 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any counterpart evidencing signature by one party that is delivered by telecopy by such party to the other party hereto shall be binding upon the sending party when such telecopy is sent. Such sending party shall within three business days thereafter deliver to the other party a hard copy of such executed counterpart containing the original signature of such party.

     9.08 Headings. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not affect in any way the meaning or interpretation of this Agreement.

     9.09 Entire Agreement. This Agreement, including the exhibits and schedules hereto and the agreements, documents and instruments referred to herein, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and supersede all prior agreements and understandings between the parties with respect to such subject matter.

     9.10 INTENTIONALLY OMITTED

     IN WITNESS WHEREOF, the parties hereto have signed or have caused this Agreement agreement and understanding of the parties hereto in respect of the subject matter contained herein, and supersede all prior agreements and understandings between the parties with respect to such subject matter.

     9.10 INTENTIONALLY OMITTED

     IN WITNESS WHEREOF, the parties hereto have signed or have caused this Agreement to be signed by its duly authorized officers on the date first above written.

                                             CRYSTEK ACQUISITION
                                             CORPORATION

                                             By
                                               -------------------------------
                                             Title:
                                                   ---------------------------


                                             WHITEHALL CORPORATION

                                             By [ILLEGIBLE]
                                               -------------------------------
                                             Title: President
                                                   ---------------------------
to be signed by its duly authorized officers on the date first above written.

                                             CRYSTEK ACQUISITION
                                             CORPORATION

                                             By [ILLEGIBLE}
                                               -------------------------------
                                             Title: Chairman
                                                   ---------------------------


                                             WHITEHALL CORPORATION

                                             By
                                               -------------------------------
                                             Title:
                                                   ---------------------------

                                    SCHEDULES

[All schedules to be prepared as mutually agreed by the parties prior to Closing.]